EMERGING MARKETS GROWTH FUND, INC.
INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

This Certifies that	is the owner of

fully paid and nonassessable Shares of the Common Stock of Emerging Markets Growth Fund, Inc., each of the par value of One Cent, transferable on the books of the Corporation by the holder thereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent. (See reverse for certain abbreviations.)

Witness, the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Emerging Markets
Growth Fund, Inc.
 Seal 1986
Maryland

Dated:

Secretary	President

This certificate is subject to, and is transferable only upon compliance with, the provisions of the Emerging Markets Growth Fund, Inc. prospectus currently in effect and the Articles of Incorporation, as amended, copies of which are on file in the Office of the Secretary of Emerging Markets Growth Fund, Inc.

EXPLANATION OF ABBREVIATIONS

The following abbreviations, when used in the registration on the face of this certificate, shall have the meanings assigned below:

ADM	Administratix	FBO	For the benefit of	TTEE	Trustee
	Administrator	GDN	Guardian	U/A	Under agreement
COM PROP	Community property	JT TEN	Joint Tenants with right of	UDT	Underdeclaration of trust
CONS	Conservator	JTWROS	survivorship	UGMA/(State)	Uniform Gifts to Minors Act in
CUST	Custodian	LIFETEN	Life tenant		effect in the state indicated
DTD	Dated	(State)/TOD	Uniform Transfer on Death	UTMA/(State)	Uniform Transfers to Minors Act
EST	Estate		Act in effect in the state		in effect in the state indicated
	Of the estate of		indicated	U/W	Last will and testament
ET AL	And others	TR	Trust		Under last will and testament of
EXEC	Executor	TEN COM	Tenants in common		Under the will of
	Executrix	TEN ENT	Tenants by the entireties		Of the will of

Note: Abbreviations refer where appropriate to the singular or plural, male or female. Other abbreviations may also be used, including U.S. Postal Service two-letter state abbreviations.

REQUIREMENTS: THE SIGNATURE(S) ON THIS ASSIGNMENT MUST CORRESPOND EXACTLY WITH THE NAME(S) WRITTEN ON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR. SIGNATURE(S) MUST BE GUARANTEED BY AN “ELIGIBLE GUARANTOR,” SUCH AS A BANK, SAVINGS ASSOCIATION OR CREDIT UNION THAT IS FEDERALLY INSURED OR A MEMBER FIRM OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. A NOTARY PUBLIC IS NOT AN ACCEPTABLE GUARANTOR.

For value received, the undersigned hereby sell, assign, and transfer _____________ shares of the issuer represented by this certificate to:

________________________________________________________________________________________________________
(PLEASE PRINT OR TYPE NAME AND ADDRESS OF ASSIGNEE)

and do hereby irrevocably constitute and appoint ___________________________________________________________________ attorney to transfer these shares on the books of the issuer with full power of substitution.

___________________________________________________________________________________ ______________________
Signature of owner	Date

___________________________________________________________________________________ ______________________
Signature of owner	Date

IMPORTANT: BEFORE SIGNING, PLEASE READ AND COMPLY WITH THE REQUIREMENTS PRINTED ABOVE.

Signature(s) guaranteed by: __________________________________________________________________________________